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                                                                      Exhibit 99


                           PRESS RELEASE OF REGISTRANT

   CMGI AND COMPAQ TO MAKE COMBINED $75 MILLION STRATEGIC INVESTMENT IN ENGAGE

ANDOVER, MA, JUNE 20, 2000 - Engage, Inc. (Nasdaq: ENGA), the leading provider of next generation online marketing solutions and a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), today announced that it will receive strategic follow-on investments from CMGI and Compaq Computer Corporation (NYSE:
CPQ), through its wholly owned subsidiary, CPQ Holdings, Inc., for a combined $75 million. Engage expects to use the proceeds for operating purposes and to fund continued expansion.

Under the terms of the deal, Engage will issue a total of approximately 5.0 million shares of common stock to CMGI and Compaq in return for investments of $50 million and $25 million, respectively. The investment is based on a five-day average closing price of Engage stock ended June 19, 2000. Other terms were not disclosed.

"The expansion of our strategic relationship with CMGI and Compaq signifies continued validation of our business strategy," said Paul Schaut, president and CEO of Engage. "These commitments will help us continue the execution and expansion of our business strategy to deliver the power of the Internet through higher ROI to marketers into 2001. As we fuel our growth and round out our product and service offerings, we'll continue to differentiate ourselves from the competition by bridging the gap between the Internet and marketers looking to reach their online customers in the most effective manner."

ABOUT ENGAGE(R) Engage, Inc. (Nasdaq: ENGA) is the leading provider of next generation online marketing solutions and a majority-owned operating company of CMGI, Inc. Based in Andover, Mass., Engage helps marketers target online audiences and convert them into loyal customers. Engage has European headquarters in London and offices worldwide. For more information on Engage, please visit WWW.ENGAGE.COM.

ABOUT CMGI AND CMGI @VENTURES With more than 70 companies, CMGI, Inc. (Nasdaq:
CMGI) represents the largest, most diverse network of Internet companies in the world, including both CMGI operating companies and synergistic investments made through its venture capital affiliate, CMGI @Ventures. CMGI leverages the technologies, content and market reach of its extended family of companies to foster rapid growth and industry leadership across its network and the larger Internet Economy. Compaq, Intel, Microsoft, Pacific Century CyberWorks and Sumitomo hold minority positions in CMGI.

CMGI's majority-owned operating companies include Engage (Nasdaq: ENGA), NaviSite (Nasdaq: NAVI), 1stUp.com, Activate, AdForce, AltaVista, CMGion, CMGI Solutions,


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Equilibrium, ExchangePath, iCAST, MyWay.com, NaviPath, SalesLink, Tribal Voice,
uBid.com, and yesmail.com. CMGI @Ventures has ownership interests in 57 companies, including Lycos, Inc. (Nasdaq: LCOS), Critical Path (Nasdaq: CPTH), MotherNature.com (Nasdaq: MTHR), Ventro (Nasdaq: VNTR) and Vicinity (Nasdaq:
VCNT). CMGI's corporate headquarters is located in Andover, Mass. CMGI @Ventures has offices there, as well as in Menlo Park, Calif. For additional information, see HTTP://WWW.CMGI.COM AND HTTP://WWW.VENTURES.COM.

Engage Statement Under the Private Securities Litigation Reform Act This press release includes forward-looking information. All statements other than statements of historical fact, including without limitation, those with respect to Engage's objectives, plans and strategies set forth herein are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties which could cause Engage's future results of operations to differ materially from those anticipated, and other risks detailed in Engage's 1999 Annual Report on Form 10-K and from time to time in Engage's other reports filed with the SEC.

Engage is a Registered Trademark of Engage, Inc.

ENGAGE CONTACTS:
Kathleen Kreis                                    Meredith Mendola
Engage                                            Engage IR
919-719-4550                                      978-684-7780
KATHLEEN@ENGAGE.COM                               MMENDOLA@ENGAGE.COM




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